                                                                       EXHIBIT 4


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is made as of the 19th day of April, 2002, by and among Manugistics Group, Inc., a Delaware corporation ("MANUGISTICS"), and Western Data Systems of Nevada, Inc., a Nevada corporation ("SELLER").


                              B A C K G R O U N D:

         A. Seller has entered into an Asset Purchase Agreement dated as of April 19, 2002 (the "ASSET PURCHASE AGREEMENT") with Manugistics and Manugistics, Inc. ("PURCHASER"), pursuant to which Seller has agreed to sell to the Purchaser substantially all of the assets, properties and rights of Seller used in connection with or otherwise relating to the Business as a going concern, subject to the assumption by Purchaser of certain liabilities and obligations of Seller relating to the Business. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Asset Purchase Agreement.

         B. Subject to the terms and conditions of the Asset Purchase Agreement, Purchaser has agreed to deliver to Seller the number of shares of Manugistics Common Stock as follows:

                  (i) On the effective date of the First Registration Statement, Purchaser will cause to be delivered to Seller the number of shares of Manugistics Common Stock as determined by and in manner provided for in
                           Section 4(a)(i) of the Asset Purchase Agreement (the "BASE SHARES"); and

                  (ii) Thereafter, Purchaser will cause to be delivered to Seller the number of shares of Manugistics Common Stock, if any, as determined by and in the manner provided for in Sections 4 (e) (iv) and (v), respectively of the Asset Purchase Agreement (the "ADDITIONAL SHARES").

The Base Shares and the Additional Shares, if any, are herein referred to as the "MANUGISTICS SHARES."

         C. Pursuant to Sections 4(c) and 4 (e) (v) of the Asset Purchase Agreement, the parties have agreed that Manugistics shall, under the terms and conditions set forth in this Agreement, register the Manugistics Shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for resale by Seller.


         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1.       CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         (a) "BUSINESS DAY" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.

         (b) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         (d) "NASDAQ" means The Nasdaq Stock Market or any market successor thereto.

         (e) "PERSON" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization or government or agency or political subdivision thereof.

         (f) "PROSPECTUS" shall mean (i) the preliminary prospectus included in each Registration Statement filed prior to the time it becomes effective; (ii) each form of prospectus first filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act; and (iii) all supplements thereto and amendments thereto which shall have been declared effective by the Commission.

         (g) "REGISTRABLE SECURITIES" shall mean (i) the Manugistics Shares; and (ii) any Manugistics Common Stock and any other security issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Manugistics Shares, provided, however, that Registrable Securities shall not include (a) any Manugistics Shares prior to their issuance pursuant to the Asset Purchase Agreement or any right to receive such Manugistics Shares, (b) any Manugistics Shares which have been sold to the public either pursuant to a Registration Statement or pursuant to Rule 144, or which are eligible for sale to the public pursuant to Rule 144, or (c) any Manugistics Shares which have been sold in any other transaction in which the transferor's rights under this Agreement are not assigned.

         (h) The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

         (i) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including all registration, qualification and filing fees, reproduction and printing expenses, expenses incurred by Manugistics in the preparation of any registration statement, fees and disbursements of counsel for Manugistics and those of Manugistics' other independent professional advisors and experts, listing fees and other costs incurred in listing Registrable Securities for trading on Nasdaq or on any stock exchange, blue sky fees and expenses (if any), expenses of any regular or special accounting services provided to Manugistics incident to or required by any such registration, but shall not include Selling Expenses.

         (j) "REGISTRATION STATEMENTS" shall mean the registration statements to be filed or filed by Manugistics with the Commission pursuant to
Section 2 hereof (including all (a) amendments and supplements thereto, (b) each Prospectus contained therein, and (c) all exhibits thereto or incorporated by reference therein).

         (k) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (l) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and regulations thereunder, all as the same shall be in effect from time to time.

         (m) "SELLING EXPENSES" shall mean all brokerage fees, selling commissions and underwriting discounts (if any), and stock transfer taxes applicable to the sale of Registrable Securities or fees and expenses of counsel or other professional advisors to Seller.

         (n) "TRANSACTION DOCUMENTS" shall mean this Agreement, the Asset Purchase Agreement, and each of the other agreements and documents delivered pursuant to or in connection with the Asset Purchase Agreement.

         (o) "TRANSFER" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation or other disposition of any Registrable Securities or any interest therein, whether voluntary or involuntary, including, but not limited to, any disposition by operation of law, by court order, by judicial process or by foreclosure, levy or attachment.

2.       REGISTRATION.

         (a) As soon as practicable after the Closing Date and consistent with the requirements of applicable law, but subject to subsection (e) below, Manugistics shall use commercially reasonable efforts to effect (i) the registration for offer and resale under the Securities Act of all of the Base Shares, and (ii) appropriate qualifications (if any), required under applicable state "blue-sky" securities laws of such jurisdictions as Seller shall reasonably request in writing from time to time (collectively, the "FIRST REGISTRATION"). In furtherance of the First Registration, Manugistics shall file with the Commission within ninety (90) days after the Closing Date, but subject to subsection (e) below, a registration statement on an appropriate form (which form shall comply as to form in all material respects with the requirements of the applicable form) (the "FIRST REGISTRATION STATEMENT") under the Securities Act covering the Base Shares and/or any other securities which then constitute Registrable Securities.

         (b) Following the issuance, if any, of the Additional Shares and for a period of one hundred and twenty (120) days thereafter, if Manugistics proposes to file a registration statement on Form S-3 solely for the resale of Manugistics Common Stock for the account of any of Manugistics stockholders in a non-underwritten offering (each such registration not withdrawn or abandoned prior to the effective date thereof, a "PIGGYBACK REGISTRATION"), Manugistics shall give written notice of such proposal to Seller not later than 10 days prior to the anticipated filing date of such Piggyback Registration (a "REGISTRATION NOTICE"). No more than one Registration Notice of one Piggyback Registration shall be given.

         (c) Subject to subsection (e) below, if Seller shall so request, Manugistics shall include in the Piggyback Registration such Additional Shares, if any, with respect to which Manugistics receives, within 5 days after the date on which Manugistics shall have given written notice of such Piggyback Registration to Seller pursuant to 2(b) hereof, the written request of Seller for inclusion in such Piggyback Registration and shall use commercially reasonable efforts to effect appropriate qualifications (if any), required under applicable state "blue-sky" securities laws of such jurisdictions as Seller shall reasonably request in writing . The registration statement filed under the Securities Act for the Piggyback Registration is herein referred to as the "PIGGYBACK REGISTRATION STATEMENT." Notwithstanding the foregoing, Manugistics shall not be obligated to give a Registration Notice concerning, or include any Registrable Securities in, any registration statement relating exclusively to one or more of any employee stock, compensation or benefit plan or arrangement, any dividend reinvestment or stock purchase plan, or any registration statement relating exclusively to any merger, consolidation, reorganization, share exchange or other similar transaction.

         (d) In the event that a Piggyback Registration is not filed within one hundred and twenty (120) days of the issuance, if any, of the Additional Shares, then as an alternative to the Piggyback Registration and in lieu thereof, Manugistics shall, subject to subsection (e) below, within sixty (60) days after such one hundred and twenty (120) day period, file a registration statement with the Commission in order to register for offer and resale under the Securities Act all of the Additional Shares and shall use commercially reasonable best efforts to have such registration statement declared effective as soon as practicable thereafter. Any such registration effected pursuant to this subsection shall be referred to as a "SECOND REGISTRATION" and the registration statement filed pursuant thereto as the "SECOND REGISTRATION STATEMENT."

         (e) Notwithstanding the foregoing, Manugistics shall not be obligated to effect, or to take any action to effect, the First Registration, the Second Registration or the Piggyback Registration and may defer the filing of any such Registration Statement for only so long as is reasonably necessary, in the sole discretion of the Board of Directors of Manugistics, if:

                  (i) in any particular jurisdiction, Manugistics would be required to execute a general consent to service of process in effecting such Registration, qualification, or compliance, unless Manugistics is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                  (ii) (A) in the good faith judgment of the Board of Directors of Manugistics, such Registration would be detrimental to Manugistics and the Board of Directors of Manugistics in its sole discretion concludes, as a result, that it is essential to defer the filing or effectiveness of the Registration Statement, and (B) Manugistics shall furnish to Seller a certificate signed by the Chief Financial Officer of Manugistics stating that, in the good faith judgment of the Board of Directors of Manugistics, it would be detrimental to Manugistics for the Registration Statement to be filed or declared effective, as applicable, in the near future and that it is, therefore, essential to defer the filing or effectiveness of the Registration Statement;

provided, however, that any deferral of the filing or effectiveness pursuant to subsection (ii) hereof of either the First Registration Statement or the Second Registration Statement shall not exceed one hundred fifty (150) days.

         (e) In the event that pursuant to Section 4(a)(i) of the Asset Purchase Agreement cash is paid in lieu of the Stock Consideration, Manugistics shall withdraw the First Registration Statement from filing with the Commission.

         (f) All Registration Expenses shall be borne by Manugistics and all Selling Expenses shall be borne by Seller.

3.       REGISTRATION PROCEDURES.

         Manugistics shall, at its own expense:

         (a) notify Seller as to: (i) the initial filing of each Registration Statement; (ii) the receipt of any comments thereon from the Commission; (iii) any request from the Commission or any state regulatory authority for amendment of each Registration Statement or for supplement to any Prospectus or for any additional information in connection therewith; (iv) the filing of each amendment thereto, including any post-effective amendment; (v) the effectiveness of each Registration Statement or any post-effective amendment thereto; and (vi) the issuance by the Commission or any state regulatory authority of any stop order suspending the effectiveness of either Registration Statement or the use of any Prospectus or the institution of any proceedings for that purpose;

         (b) subject to Section 2(b) and the requirements of Sections 4 and 5 of this Agreement, use commercially reasonable best efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable after its filing and to prevent the issuance of any stop order preventing or suspending the use of any Prospectus and to obtain as soon as possible the lifting or withdrawal thereof, if issued;

         (c) keep the First Registration effective from the effective date thereof to and including the first to occur of: (i) one year from the effective date of the First Registration Statement; or (ii) the date on which Seller has completed the distribution of Registrable Securities described in the First Registration Statement (the "FIRST APPLICABLE PERIOD");

         (d) keep either the Piggyback Registration or the Second Registration (but not both, and only in the event either is required) effective from the effective date thereof to and including the first occur of: (i) one year from the issuance of the Additional Shares or (ii) the date which Seller has completed the distribution of Registrable Securities described in the Second Registration Statement (the "SECOND APPLICABLE PERIOD," and together with the First Applicable Period, the "APPLICABLE PERIODS");

         (e) promptly prepare and file with the Commission such amendments and supplements to each Registration Statement and the prospectus used in connection with the Registration Statement as shall be necessary to comply with the provisions of the Securities Act with respect to the disposition by Seller of all securities covered by each Registration Statement and thereafter use its reasonable best efforts to cause any such post-effective amendment to be declared effective by the Commission as promptly as permitted by the Commission, provided, however, Manugistics shall not be obligated to file more than one post-effective amendment or supplement to either Registration Statement and the prospectus used in connection with the

Registration Statement solely to amend the list of selling stockholders therein. Such amendments or supplements, if any, shall be prepared and filed only after receipt by Manugistics of written instruction from Seller, or, if Seller no longer exists, from the trustee of the liquidating trust provided for in Section 10 (n) of the Asset Purchase Agreement and shall be filed as soon as reasonably practicable after receipt of such instruction;

         (f) furnish to Seller: (i) such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Seller may reasonably request (for dissemination or otherwise) from time to time; (ii) one signed copy of each Registration Statement and all amendments thereto, including all exhibits filed therewith; and (iii) such number of conformed copies of each Registration Statement (including such number of copies of the exhibits filed therewith as may reasonably be requested), including documents incorporated by reference therein, as Seller may reasonably request from time to time;

         (g)      notify Seller at any time:

                  (i) when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or the failure of any event to occur or the discovery of any facts as a result of which the Prospectus included in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of Seller prepare and furnish as soon as reasonably practicable to Seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser(s) of such shares, such Prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (ii) if, during an Applicable Period, the representations and warranties of Manugistics contained in this Agreement cease to be true and correct in any material respect;

                  (iii) if Manugistics receives any notification of the issuance of a stop order or the suspension of the registration or qualification of the Registrable Securities in any jurisdiction or the initiation of any proceeding for such purpose; and

                  (iv) that, in Manugistics' reasonable determination, a post-effective amendment to such Registration Statement would be appropriate;

         (h) Manugistics shall provide one copy of each notice or document given or furnished to Seller pursuant to Section 3(a), (e) and (f), above, concurrently with the provision thereof or as promptly thereafter as reasonably practicable to legal counsel designated by Seller (or, if Seller no longer exists, by holders of a majority of the issued and outstanding Shares that are Registrable Securities) in a written notice given to Manugistics;

         (i) list the Registrable Securities registered pursuant to this Agreement on Nasdaq and any securities exchange on which Manugistics Common Stock is then listed;

         (j) make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act); and

         (k) make a commercially reasonable best effort to obtain the withdrawal or removal of any order suspending the effectiveness of either Registration Statement as promptly as is reasonably practicable under the circumstances.

4.       INFORMATION BY SELLERS.

         (a) Seller shall furnish to Manugistics such information regarding Seller, the Registrable Securities held by Seller and the sale thereof proposed by Seller as shall be reasonably required in connection with either Registration.

         (b) If Seller does not timely provide any of the information required to be furnished to Manugistics under Section 4(a) hereof, Seller shall not be eligible to be named as a selling stockholder in either Registration Statement.

         (c) Seller shall furnish to Manugistics such certificates and documents confirming, as of the effective date of each Registration Statement, the information provided by Seller to Manugistics pursuant to Section 4(a) hereof and the performance of the covenants made herein by Seller and such related matters as Manugistics shall have reasonably requested.

5.       RESTRICTIONS ON TRANSFER

         (a) Prior to the effective date of the First Registration Statement, Seller shall not make or effect any Transfer, directly or indirectly, of any of the Base Shares or of its right to receive such shares. Prior to the effective date of the Second Registration Statement, Seller shall not make or effect any Transfer, directly or indirectly of any of the Additional Shares or of its right to receive such shares

         (b) Subsequent to the effectiveness of each Registration Statement, Seller shall not make or effect any Transfer of Registrable Securities except: (i) Transfers pursuant to the Prospectus and as provided under the caption "Plan of Distribution" therein; and (ii) Transfers in accordance with Rule 144(k); provided, however, that if, for any reason, the First Registration Statement shall not have become effective prior to the first anniversary of the issuance of the securities covered thereby, Transfers of Registrable Securities that constitute Base Shares may be effected in accordance with Rule 144; and provided, further, however, that if for any reason, the Second Registration Statement shall not have been filed or become effective prior to the first anniversary of the issuance of the securities covered thereby, Transfers of Registrable Securities that constitute Additional Shares may be effected in accordance with Rule 144; and provided, further, however that if either Registration Statement shall become effective but the Prospectus shall thereafter become unusable to effect sales of Registrable Securities during the Applicable Period due to the entry of a stop order, the filing of a post-effective amendment which has not been declared effective or for any other reason, then Transfers of the Registrable Securities to which such Registration Statement pertains may be effected pursuant to the provisions of Rule 144.

         (c) Seller shall promptly notify Manugistics Group if it shall have become an "affiliate" of Manugistics within the meaning of Rule 144(a).

         (d) Seller has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or might reasonably be expected to constitute, the manipulation or stabilization of the price of Manugistics Common Stock or of any other securities of Manugistics.

         (e) Seller will endeavor in good faith to maintain an orderly market when selling the Registrable Securities and will sell no more than 300,000 shares of Registrable Securities on any trading day (excluding block transactions or privately negotiated transactions).

         (f) If, after either Registration Statement becomes effective, Manugistics advises Seller that Manugistics considers it appropriate for such Registration Statement to be amended or supplemented, Seller shall suspend any further sales of Manugistics Shares until Manugistics advises Seller that such Registration Statement has been amended or supplemented.

6.       INDEMNIFICATION WITH RESPECT TO SECURITIES MATTERS.

         (a) Manugistics will indemnify Seller, each of its officers, directors and each person controlling Seller within the meaning of Section 15 of the Securities Act with respect to which Registration has been effected pursuant to Section 2 of this Agreement against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, judgments or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in each Registration Statement, Prospectus or offering circular incident to such Registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation (or alleged violation) by Manugistics of the Securities Act, the Exchange Act, any other federal or state securities laws, or any rule or regulation thereunder applicable to Manugistics and relating to action or inaction required of Manugistics in connection with such Registration, and will reimburse Seller, its officers, directors and each person controlling Seller for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that Manugistics will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Manugistics by or on behalf of Seller specifically for use therein. It is agreed that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Manugistics (which consent shall not be unreasonably withheld).

         (b) Seller will indemnify Manugistics, Manugistics, Inc., each of their respective directors and officers and each person who controls Manugistics or Manugistics, Inc. within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions, proceedings, judgments or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in each Registration Statement, Prospectus or offering circular incident to such Registration or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or offering circular in reliance upon and in conformity with written information furnished to Manugistics by or on behalf of Seller, whether by Seller or otherwise, specifically for use therein, and will reimburse Manugistics, Manugistics, Inc. and each of their respective directors, officers and each person controlling any of them for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or offering circular in reliance upon and in conformity with written information furnished to Manugistics by or on behalf of Seller, whether by Seller or otherwise, specifically for use therein; provided, however, that the obligations of Seller hereunder shall not apply to amounts paid in settlement of any such expenses, claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of Seller (which consent shall not be unreasonably withheld). The maximum liability of Seller for indemnity pursuant to this
Section 6(b) shall not exceed the net proceeds that Seller realized from the sale of its Manugistics Shares pursuant to each Prospectus or, if Seller has not yet sold, pursuant to each Prospectus, all of the Manugistics Shares to which it is or may be entitled to receive at the time that indemnification is required pursuant to this Agreement, then Seller's maximum liability hereunder shall be the value of the Manugistics Shares beneficially held by Seller (or to which Seller may become entitled) covered by the Prospectus measured by the greater of the closing price of Manugistics Common Stock on Nasdaq or other market or exchange on which Manugistics Common Stock is traded (i) on the date the Manugistics Shares are delivered to Seller pursuant to the Purchase Agreement or
(ii) such closing price on the date of the demand for indemnity, or if not so traded, by a fair market value standard reasonably approved by Manugistics' then current Board of Directors.

         (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an Indemnified Party with respect to any loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party on the other, in connection with the statement or omissions that resulted in such loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations; provided however that in no event shall any contribution by Seller under this Section 6(d) exceed the net proceeds that Seller realized from the sale of its Manugistics Shares pursuant to the Prospectus or, if Seller has not yet sold all of the Manugistics Shares to which it is or may be entitled to receive at the time the indemnification is required pursuant to this Agreement, then Seller's maximum liability hereunder shall be the value of the Manugistics Shares beneficially held by Seller (or to which Seller may become entitled) measured by the greater of the closing price of Manugistics Common Stock on Nasdaq or other market or exchange on which Manugistics Common Stock is traded (i) on the date the Manugistics Shares are delivered to Seller under the Purchase Agreement or (ii) on the date of the demand for indemnity, or, if not so traded by a fair market value standard reasonably approved by the then current Board of Directors of Manugistics; provided further, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any Person that was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of any loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof) referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

         (e) The obligations of Seller to indemnify and hold harmless Manugistics and each other person entitled to indemnity as an Indemnified Party under Section 6(b) is independent of any provision of the Asset Purchase Agreement and the right of Manugistics and each such other person to be indemnified under Section 6(b), above, shall not be limited by or otherwise subject to any provision of the Asset Purchase Agreement.

         (f) The obligations of Manugistics and Seller under this Section 6 shall survive the completion of any offering of Registrable Securities in the Registration Statements.

7.       REPORTING REQUIREMENTS.

         Manugistics agrees that:

         (a) during each Applicable Period, for so long as Manugistics is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, Manugistics will use its reasonable best efforts to file in a timely manner the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder;

         (b) if Manugistics shall cease to be so required to file such reports, it will, upon the request of Seller, take such further action that is reasonable in the circumstances, including, without limitation, the provision of current public information as required by Rule 144(c) (or any similar successor provision), to enable Seller to sell its Registrable Securities pursuant to Rule 144; and

         (c) periodically furnish to Seller forthwith upon written request a written statement by Manugistics as to its compliance with the reporting requirements of the Securities Act, the Exchange Act and/or Rule 144, as appropriate.

8.       RESTRICTIVE LEGENDS.

         (a) Each certificate evidencing Manugistics Shares initially delivered to Seller shall bear the following legends:

                  The securities represented by this certificate (the "Shares") have not been registered under the Securities Act of 1993, as amended (the "Act") or applicable state securities laws. The shares have been acquired for the record holder's own account, as principal, and not with a view to the resale of all or any part of the shares, and with no present intention, agreement or arrangement to resell, transfer or otherwise dispose of all or any part of the shares except pursuant to Registration under the Act.

                  The shares represented by this certificate are subject to certain restrictions on transferability and to the other terms and conditions of that certain Registration Rights Agreement dated as of April 19, 2002, by and among Manugistics Group, Inc. and the other parties thereto, copies of which are on file and may be obtained upon written request directed to the attention of the Secretary of Manugistics Group, Inc. Under said Agreement, such shares may not be sold, pledged, donated or otherwise transferred or encumbered except as expressly permitted thereunder.

         (b) Upon the effectiveness of each Registration Statement, the restrictive legend referring to the Securities Act of 1933 set forth in Section 8(a) hereof shall be eligible to be removed from each certificate representing Shares that are being registered under such Registration Statement. The legend in Section 8(a) hereof referring to this Registration Rights Agreement shall be removed from each certificate evidencing Registrable Securities upon the first to occur of: (i) the sale or other Transfer of such securities pursuant to the Prospectus; and (ii) the sale of such securities pursuant to Rule 144 (including Rule 144(k)).

9.       MISCELLANEOUS.

         (a) Benefits Non-Transferable. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the obligation of Manugistics to effect the Registrations and, thereafter, to maintain the effectiveness of the Registration Statements is solely for the benefit of Seller (and any trust set up pursuant to Section 10(n) of the Asset Purchase Agreement).

         (b) Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts made and fully performed therein.

         (c) Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

         (d) Interpretation. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural numbers. A reference to a person shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity. All references in the singular or plural shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

         (e) Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, execution by facsimile, each of which shall be deemed an original, and all of which when taken together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         (f) Amendments and Waivers. The provisions of this Agreement, including provisions of this Section 9(f), may not be amended, modified or supplemented, otherwise than with the prior written consent of Manugistics and Seller.

         (g) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first class mail, telex, telecopier, or any courier guaranteeing overnight delivery:
(i) if to Seller, initially to Seller's address as provided in the Asset Purchase Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9(g), and (ii) if to Manugistics, initially at

Manugistics' address as set forth in the Asset Purchase Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9(g).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, subject to Section 9(a), above, provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of this Agreement, the Asset Purchase Agreement or applicable law. If any successor of Seller shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

         (i) Consent to Jurisdiction and Service. Except for disputes that are subject to binding arbitration pursuant to the Transaction Documents, the parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the State of Delaware and of any Federal court located in said State in connection with any actions or proceedings brought by or against any party hereto and arising out of or relating to the Transaction Documents and agree that any such actions or proceedings shall be brought only in such courts. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such parties at their respective addresses in accordance with Section 9(g) hereof.

         (j) Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be held invalid or unenforceable by any court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

         (k) Integration. This Agreement together with the Asset Purchase Agreement embodies the entire agreement among the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth in this Agreement and/or the Asset Purchase Agreement. This Agreement and the Asset Purchase Agreement supersede any and all previous understandings, agreements, representations or discussion, written or oral, among the parties. In the event of a conflict between or among the provisions of this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Registration Rights Agreement on the date first above written.


                                        MANUGISTICS GROUP, INC.

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------




                                        WESTERN DATA SYSTEMS OF NEVADA, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------